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                       GENERAL SURGICAL INNOVATIONS, INC.
   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 10, 1999
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       GENERAL SURGICAL INNOVATIONS, INC.

    The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy
Statement/Prospectus, each dated October   , 1999, and hereby appoints Gregory
Casciaro and Stephen Bonelli, and each of them, with full powers of substitution, as proxies of the undersigned, with full authority to vote upon and act with respect to all shares of common stock, par value $0.001 per share, of General Surgical Innovations, Inc., which the undersigned is entitled to vote, at the Special Meeting of Shareholders of GSI, to be held at 10460 Bubb Road, Cupertino, California, on Wednesday, November 10, 1999 at 9:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat, especially with the authority to vote on the following:

    1. Approval of (a) the Agreement and Plan of Merger, dated as of August 23, 1999, by and among General Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of Tyco International Ltd., General Sub Acquisition Corp., a California corporation, and GSI, and (b) the merger of General Sub Acquisition Corp., a wholly owned subsidiary of General Acquisition Corp., with and into GSI, whereby, among other things, each outstanding share of GSI common stock will be converted into the right to receive a fraction of a common share of Tyco International Ltd., which fraction is designed so that GSI's shareholders will receive $7.50 worth of Tyco International Ltd. common shares for each of their shares of GSI common stock based on the average share price for Tyco International Ltd. common shares.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    It is not expected that any matters other than those described in the Proxy Statement/Prospectus will be presented at the Special Meeting. If any other matters are presented, the proxies are authorized to vote upon such other matters in accordance with their discretion.
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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE PERSONS DESIGNATED AS PROXIES ON THIS PROXY WILL VOTE FOR PROPOSAL 1 AND IN THEIR OWN DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SHAREHOLDERS AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                                                Please date proxy and sign it
                                                exactly as the name or names
                                                appear below. In the case of
                                                shares owned in joint tenancy or
                                                as tenants in common, all should
                                                sign. Fiduciaries should
                                                indicate their title and
                                                authority. Please return signed
                                                proxy in the enclosed envelope.

                                                Signature(s)____________________

                                                Date_____________________ , 1999